Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

November 20, 2020

Resideo Technologies, Inc.

901 E 6th Street

Austin, Texas 78702

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Resideo Technologies, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offer and sale of 17,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and up to an additional 2,550,000 shares of Common Stock in connection with the underwriters’ option to purchase such additional shares (collectively, the “Shares”) pursuant to that certain underwriting agreement, dated November 17, 2020 (the “Underwriting Agreement”), among the Company and Morgan Stanley & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein. The Shares are being offered pursuant to the Company’s Registration Statement on Form S-3 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 16, 2020 (the “Registration Statement”), and the related prospectus contained in the Registration Statement, as supplemented by the final prospectus supplement, dated November 17, 2020 and filed with the Commission pursuant to Rule 424(b) under the Securities Act (as so supplemented, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (ii) the Amended and Restated By-laws of the Company, as currently in effect, (iii) the Registration Statement, (iv) the Prospectus, (v) the Underwriting Agreement, (vi) all relevant resolutions adopted by the Company’s Board of Directors and committees thereof and (vii) such other instruments, documents, corporate records and certificates of public officials and certificates of officers of the Company as to factual matters as we have deemed relevant and necessary as a basis for the opinions and statements hereinafter set forth.

NEW YORK  WASHINGTON  HOUSTON  PALO ALTO  SAN FRANCISCO  CHICAGO  PARIS  LONDON  FRANKFURT  BRUSSELS  MILAN ROME

Resideo Technologies, Inc.

November 20, 2020

As to factual matters, we have relied upon certificates of public officials, certificates and statements of officers of the Company and such other documents as we have deemed necessary or appropriate to enable us to render the opinions and statements expressed below, and we have not undertaken any independent investigation to determine the existence or absence of such factual matters. We have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies, as well as the genuineness of all signatures on all such documents and the legal capacity of all natural persons in each case.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the Prospectus and the Underwriting Agreement and duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, will be validly issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP